AMENDMENT NUMBER ONE
                                       TO
                           REVOLVING CREDIT AGREEMENT

     THIS AMENDMENT NUMBER ONE TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made as of this 31st day of August, 1997 by and between FEI COMPANY, an Oregon corporation ("Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                    RECITALS

     A. Borrower and Lender are parties to that certain Revolving Credit Agreement dated as of July 1, 1997 (the "Credit Agreement").

     B. Borrower and Lender now wish to amend the Credit Agreement to extend the maturity date for the repayment of certain loans under the Credit Agreement and to include a standby letter of credit facility, all subject to the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:


                                    AGREEMENT

     1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement.

     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

          2.1 Amendment to Definitions.

               (a) Amendment to Definition of "Loan Documents." The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is hereby deleted and the following definition substituted in its stead:

                    "Loan Documents" means each of this
               Agreement, the Note, the Security Agreement, the Stock Pledge Agreement, the Guaranty, the Letters of Credit, the Reimbursement Agreements, as any of them shall be from time to time modified, amended or supplemented.

               (b) Amendment to Definition of "Maturity Date." The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby deleted and the following definition substituted in its stead:

                    "Maturity Date" means July 31, 1999.
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               (c) Addition of Definition of "Letter of Credit." The definition of "Letter of Credit" is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

                    "Letter of Credit" means a standby letter of
               credit issued by Lender pursuant to the terms of
               Section 2.11 hereof for the account of Borrower.

               (d) Addition of Definition of "Letter of Credit Request." The definition of "Letter of Credit Request" is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

                    "Letter of Credit Request" has the meaning
               given in Section 2.11(b)(i).

               (e) Addition of Definition of "Letter of Credit Usage." The definition of "Letter of Credit Usage" is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

                    "Letter of Credit Usage" means, as of any
               date of determination, the aggregate of the undrawn portions of all outstanding Letters of Credit.

               (f) Addition of Definition of "Reimbursement Agreement." The definition of "Reimbursement Agreement" is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

                    "Reimbursement Agreement" has the meaning
               given in Section 2.11(b)(iii).

               (g) Addition of Definition of "Total Revolving Utilization." The definition of "Total Revolving Utilization" is hereby added to the Credit Agreement to read in its entirety as follows:

                    "Total Revolving Utilization" means, as of
               the date of determination, the sum of (i) the aggregate principal amount of all Advances; plus,
               (ii) the Letter of Credit Usage.

                  2.2 Amendment to Section 2.1. The first sentence of Section
2.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                    2.1 Agreement to Lend. Lender agrees on the
               terms and conditions of this Agreement to make loans ("Advances") to Borrower in an amount of up to (a) during the period beginning on

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               the date of this Agreement and ending on the
               Combination Date, Twelve Million Dollars
               ($12,000,000); and (b) between the date of the Combination Date and the Maturity Date, Twenty-five Million Dollars ($25,000,000) (the "Commitment"); provided that, after giving effect to any requested Advance, the Total Revolving Utilization shall not exceed at any one time outstanding the Commitment.

               2.3 Addition of Section 2.11. A new Section 2.11 is added to the Credit Agreement immediately after Section 2.10 of the Credit Agreement to read in its entirety as follows:

                    2.11. Letters of Credit.

                         (a) Agreement to Issue. Borrower may
               request that Lender issue Letters of Credit for Borrower's account in accordance with the terms and conditions of this Section 2.11.

                         (b) Manner of Requesting Letters of
               Credit.

                              (i) From time to time, and prior to
               the Maturity Date, Borrower may request that Lender issue Letters of Credit for Borrower's account or extend or renew any existing Letters of Credit issued hereunder. Each request will be made by delivering a written request for the issuance, extension or renewal of such a letter of credit (a "Letter of Credit Request") to Lender not later than 10:00 a.m. (Seattle time) three Business Days prior to the date a new letter of credit is to be issued or an existing Letter of Credit is to be extended or renewed. Each Letter of Credit Request shall be deemed to constitute a representation and warranty by Borrower that as of the date of such request the statements set forth in Section 4 hereof are true and correct and that no Default or Event of Default has occurred and is continuing. Each Letter of Credit Request shall specify the face amount of the requested Letter of Credit, the proposed date of expiration, the name of the intended beneficiary thereof, and whether such Letter of Credit is an extension or renewal of an existing Letter of Credit. Each Letter of Credit Request shall include terms and conditions for drawing which shall be reasonably acceptable to Lender.

                              (ii) Borrower shall pay letter of
               credit fees (a) if the term for such Letter of Credit is less than or equal to three (3) months, on the expiration date specified in the Letter of Credit, or (b) if the term for such Letter of Credit is greater than three (3) months, on the date that is three (3) months after the issuance date and at the end of each three month period thereafter and on the expiration date. Such letter of credit fees shall be calculated at (a) one hundred ninety basis points (1.90%) per annum where Borrower's EBITDA Ratio is

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
               greater than or equal to 1.00:1 on the issuance date of the Letter of Credit, and at (b) one hundred sixty-five basis points (1.65%) per annum where Borrower's EBITDA Ratio is less than 1.00:1 on the issuance date of the Letter of Credit. Borrower shall also pay to Lender from time to time and on demand the usual issuance, presentation and processing fees that are standard fees charged by Lender for services relating to Letters of Credit as from time to time in effect. Each Letter of Credit requested hereunder shall be in a face amount such that after issuance of such Letter of Credit, the Letter of Credit Usage shall not exceed Five Million Dollars ($5,000,000). In addition to the foregoing, each Letter of Credit requested hereunder shall have a expiration date not later than the Maturity Date.

                              (iii) At the request of Lender,
               Borrower shall execute a letter of credit application and reimbursement agreement, in the standard form used by Lender at the time any Letter of Credit is requested hereunder (the "Reimbursement Agreement"), in respect of each Letter of Credit requested hereunder.

                              (iv) Subject to Borrower's
               compliance with the terms of this Section 2.11, Lender shall deliver its Letter of Credit to Borrower or the designated beneficiary at such address as Borrower may specify. New Letters of Credit and extensions or renewals of any existing Letters of Credit issued hereunder shall contain terms and conditions customarily included in Lender's Letters of Credit and shall otherwise be in a form acceptable to Lender.

                              (v) In the event of any conflict
               between the terms of any Reimbursement Agreement or Letter of Credit and the terms of this Agreement, the terms of this Agreement shall control, unless Lender has otherwise agreed in writing.

                         (c) Indemnification; Increased Costs.
               Borrower shall indemnify Lender on demand for any and all additional costs, expenses, or damages incurred by Lender, directly or indirectly, arising out of the issuance of any Letter of Credit including, without limitation, any costs of maintaining reserves in respect thereof and any premium rates imposed by the Federal Deposit Insurance Corporation in connection therewith. A certificate as to such additional amounts submitted to Borrower by Lender shall be binding, absent a showing by Borrower of manifest error.

                    If at any time after the date hereof the
               introduction of or any change in applicable law, rule, or regulation or in the interpretation or the administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender with any requests directed by any such Governmental Authority (whether or not having the force of law) shall, with

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
               respect to any Letter of Credit subject Lender to any Tax (other than a Tax imposed on the net income or gross revenue of Lender), duty or other charge or impose, modify, or deem applicable any reserve, special deposit, or similar requirements against assets of, deposits with or for the account of, credit extended by Lender or shall impose on Lender any other conditions affecting the Letters of Credit and the result of any of the foregoing is to increase the cost to Lender of issuing a Letter of Credit or to reduce the amount of any sum received or receivable by Lender hereunder with respect to the Letters of Credit, then, upon demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. A certificate submitted to Borrower by Lender setting forth the basis for the determination of such additional amount or amounts shall be binding absent a showing by Borrower of manifest error.

                    Borrower shall indemnify and hold Lender
               harmless from and against (a) any and all Taxes (other than Taxes imposed on the net income or gross revenue of Lender) and other fees payable in connection with Letters of Credit or the provisions of this Agreement relating thereto, and
               (b) any and all actions, claims, damages, losses, liabilities, fines, penalties, costs, and expenses of every nature, including reasonable attorney's fees, suffered or incurred by Lender otherwise arising out of or relating to this Section 2.11, or any Letter of Credit; provided, however, said indemnification shall not apply to the extent that any such action, claim, damage, loss, liability, fine, penalty, cost, or expense arises out of or is based upon Lender's gross negligence or willful misconduct.

                         (d) Payment by Borrower. Any payment
               made by Lender under any Letter of Credit and any unpaid fees payable by Borrower with respect to any Letter of Credit shall, without any further action by either party hereto, be deemed to be a disbursement to Borrower of an Advance pursuant to
               Section 2.1 hereof and all references to "Advances" in this Agreement shall include all such amounts.

     3. Promissory Note. All references to "Maturity Date" contained in the Note shall mean the Maturity Date as defined in the Credit Agreement, as hereby amended.

     4. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

          4.1 Delivery of Amendment. Borrower and Lender shall have executed and delivered counterparts of this Amendment to Lender.

          4.2 Representations True; No Default. The representations of Borrower set forth in Section 4 of the Credit Agreement shall be true on and as of the date of this Amendment

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
with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute a Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment.

     5. Representations and Warranties. Borrower hereby represents and warrants to Lender that each of the representations and warranties set forth in Article 4 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

     6. No Further Amendment. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     9. Oral Agreements Not Enforceable.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number
One to Revolving Credit Agreement as of the date first above written.


     LENDER:                           KEYBANK NATIONAL ASSOCIATION


                                       By KEVIN P. MCBRIDE
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------


     BORROWER:                         FEI COMPANY


                                       By WILLIAM G. LANGLEY
                                          --------------------------------------
                                       Its CFO
                                           -------------------------------------

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